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                                                                    EXHIBIT 10.1

                             APPLIED INNOVATION INC.

                              EMPLOYMENT AGREEMENT
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         This Agreement is made this 1st day of January, 2001 by and between
Karl F. Fox and APPLIED INNOVATION INC., a Delaware corporation with its principal office at 5800 Innovation Drive, Dublin, Ohio 43016, and its affiliated subsidiaries, successors and assigns (the "Company").

                                     WHEREAS

         The company is engaged in the business of developing, manufacturing and marketing data communications equipment, Internet access devices, software and services to telephone companies, interexchange telephone carriers, cable television companies, and electric utilities, for alarm data communications, network mediation and management, interoperability of networks, and network switching and routing, and develops and uses valuable technical and non-technical trade secrets and other confidential information which it desires to protect.

         The Company invests considerable resources in recruiting, training and developing employees to perform specialized services and fill individualized customer needs in a highly competitive market. The Company has also invested extensive resources in developing and retaining its major customers and its contacts with key employees of its major customers.

         You desire to be employed by the Company in a position of trust and confidence in which you may receive or contribute to the confidential information of the Company.

         The Company desires to maximize your effectiveness and professional growth by allowing you access to its trade secrets and confidential information, but at the same time wishes to ensure that you exert your full-time best efforts on behalf of the Company, except as provided herein, and to ensure that the Company's trade secret and confidential information is maintained in confidence and used only for the benefit of the Company and not for the purpose of competition with the Company.

         THEREFORE, the parties agree as follows:

         1. CONSIDERATION. The Company shall employ you and provide you with access to certain Confidential Information as defined in this Agreement and other valuable consideration.

         2. RESTRICTED EMPLOYMENT. While employed by the Company, you shall devote your best efforts to the business of the Company and shall not engage in any outside employment or consulting work without first securing the written consent of the Company. This paragraph



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shall not restrict participation in any uncompensated position, or in any compensated position as a member of any Board of Directors or Board of Trustees.

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         3.       CONFIDENTIAL INFORMATION.

                  a. As used throughout this Agreement, the term "Confidential Information" means any information you acquire during employment by the Company (including information you conceive, discover or develop) which is not readily available to the general public and which relates to the business, including research and development projects, of the Company, its subsidiaries or its affiliated companies.

                  b. Confidential Information INCLUDES, without limitation, information of a technical nature (such as secrets, inventions, discoveries, product requirements, designs, software codes and manufacturing methods), matters of a business nature (such as customer lists, the identities of customer contacts, information about customer requirements and preferences, the terms of the Company's contracts with its customers and suppliers, and the Company's costs and prices), personnel information (such as the identities, duties, customer contacts, and skills of the Company's employees) and other financial information relating to the Company and its customers (including credit terms, methods of conducting business, computer systems, computer software, personnel data, and strategic marketing, sales or other business plans). Confidential Information may or may not be patentable.

                  c. Confidential Information DOES NOT INCLUDE information which you learned prior to employment with the Company from sources other than the Company, information you develop after employment from sources other than the Company's Confidential Information or information which is readily available to persons with equivalent skills, training and experience in the same fields or fields of endeavor as you. You must presume that all information that is disclosed or made accessible to you during employment by the Company is Confidential Information if you have a reasonable basis to believe the information in Confidential Information or if you have notice that the Company treats the information as Confidential Information.

         4.       CONFIDENTIALITY.

                  a. Except in furtherance of the Company's business, you shall not at any time, either during or for five years following employment with the Company, make use of, or disclose to any other person or entity, any Confidential Information unless (i) the specific information becomes public from a source other than you or another person or entity that owes a duty of confidentiality to the Company AND (ii) twelve months have passed since the specific information became public. However, you may discuss Confidential Information with employees of the Company when necessary to perform your duties to the Company.

                  b. Upon Employment Separation, you shall deliver to the Company all copies, notes, documents or records of any kind that relate to any Confidential Information. As used herein, the term "notes" means written or printed words, symbols, pictures, numbers or formulae. As used throughout this Agreement, the term "Employment Separation" means the separation and/or termination of your employment with the Company, regardless of the time, manner or cause of such separation or termination.

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         5.       INVENTIONS.

                  a. As used throughout this Agreement, the term "Inventions" means any inventions, improvements, designs, plans, discoveries or innovations of a technical or business nature, whether patentable or not, relating in any way to the Company's business or contemplated business if the Invention is conceived or reduced to practice by you during your employment by the Company. Inventions includes all data, records, physical embodiments and intellectual property pertaining thereto. Inventions reduced to practice within 6 months following Employment Separation shall be presumed to have been conceived during employment.

                  b. Inventions are the Company's exclusive property and shall be promptly disclosed and assigned to the Company without additional compensation of any kind. If requested by the Company, you, your heirs, your executors, your administrators or legal representative will provide any information, documents, testimony or other assistance needed for the Company to acquire, maintain, perfect or exercise any form of legal protection that the Company desires in connection with an Invention.

                  c. Upon Employment Separation, you shall deliver to the Company all copies of and all notes with respect to all documents or records of any kind that relate to any Inventions.

         6.       COVENANT NOT TO COMPETE.

                  a. You acknowledge that the Confidential Information has been and will be developed and acquired by the Company by means of substantial expense and effort, that the Confidential Information is a valuable asset of the Company's business, that the disclosure of the Confidential Information to any of the Company's competitors would cause substantial and irreparable injury to the Company's business, and that any customers of the Company developed by you or others during your employment are developed on behalf of the Company. You further acknowledge that you have been provided with access to Confidential Information, including Confidential Information concerning the Company's major customers, and its technical, marketing and business plans, disclosure or misuse of which would irreparably injure the Company.

                  b. During employment by the Company and for a period of 12 months following Employment Separation, you shall not (as an owner, shareholder, officer, employee, manager, consultant or otherwise):

                  (i) Contact any employee of the Company for the purpose of discussing or suggesting that such employee resign from employment with the Company for the purpose of becoming employed elsewhere;

                  (ii) Provide information about individual employees of the Company or personnel policies or procedures of the Company to any person or entity, including any individual, agency or company engaged in the business of recruiting employees, executives or officers; or

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                  (iii) If you served as an officer of the Company and/or
       performed any duties involving sales, marketing, sales engineering and/or product line management in the twelve months preceding Employment Separation, you shall not promote, solicit for sale or sell any product or service in direct competition with the Company's products or services
       (A) to any entity that purchased over $250,000 in goods and/or services from the Company during the 12 months preceding Employment Separation,
       (B) to any entity which you called on for the purpose of promoting or selling the Company's products or services during the 12 months preceding Employment Separation, or (C) to any entity which received a sales proposal from the Company within 12 months of Employment Separation if the goods or services which you seek to sell, solicit for sale or promote are directly competitive with the goods and services which are the subject of the Company's proposal to the entity and the entity has not yet rejected the Company's sales proposal.

                  c. The 12-month non-competition period described in Section 6(b) of this Agreement shall be suspended while you engage in any activities in breach of the Agreement. In the event that a court grants injunctive relief to the Company for your failure to comply with Section 6, the non-competition period shall begin again on the date such injunctive relief is granted.

                  d. Nothing contained in the Section 6 shall be construed as limiting your obligations under Sections 3 or 4 or this Agreement concerning Confidential Information and Confidentiality.

         7. REMEDIES. Without limiting any of the Company's other remedies, you agree that, in the event you fail to comply with this Agreement in any way, the Company shall be entitled to injunctive relief against you to enforce your obligations under this Agreement and you shall reimburse the Company for its reasonable expenses, including attorneys' fees, incurred in seeking to enforce this Agreement. If the Company seeks to enforce its rights under this Agreement in a court and is denied any relief, the Company shall reimburse you for your reasonable expenses, including attorneys' fees, in defense of that court action.

         8. EXIT INTERVIEW. Prior to Employment Separation, you shall attend an exit interview if desired by the Company and shall, in any event, inform the Company at the earliest possible time of the identity of your future employer and of the nature of your future employment.

         9. NO WAIVER. Any failure by the Company to enforce any provision of this Agreement shall not in any way affect the Company's right to enforce such provision or any other provision at a later time.

         10. SAVING. If any provision of this Agreement is later found to be completely or partially unenforceable, the remaining part of that provision of any other provision of this Agreement shall still be valid and shall not in any way be affected by the finding. Moreover, if any provision is for any reason held to be excessively broad as to time, duration, geographical scope, activity or subject, such provision shall be interpreted by limiting and reducing it to preserve enforceability to the maximum extent permitted by law.

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         11. EMPLOYMENT AT WILL; NO LIMITATION. You acknowledge that your employment by the Company is at-will and that your employment may be terminated at any time by the Company or you with or without cause. This Agreement is in addition to and not in place of other obligations of trust, confidence and ethical duty imposed on you by law.

         12. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio without reference to its choice of law rules.

         13. FINAL AGREEMENT. This Agreement replaces any existing agreement between you and the Company relating to the same subject matter and may be modified only by an agreement in writing signed by both you and a duly authorized representative of the Company.

         14. FURTHER ACKNOWLEDGMENTS. YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED A COPY OF THIS AGREEMENT, THAT YOU HAVE READ AND UNDERSTOOD THIS AGREEMENT, THAT YOU UNDERSTAND THIS AGREEMENT AFFECTS YOUR RIGHTS, AND THAT YOU HAVE ENTERED INTO THIS AGREEMENT VOLUNTARILY.


                                     APPLIED INNOVATION INC.

                                     By:
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                                     Printed:
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                                     Its:
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                                     EMPLOYEE:

                                     Signed:
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                                     Printed:
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                                     Date:
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